UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 27, 2011 (May 23, 2011)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 25, 2011, the Board of Directors of China Advanced Construction Materials Group Inc. (the “Company”) appointed Ms. Yang Wang as a member of the Board of Directors of the Company to fill an existing vacancy.  Ms. Wang has executed a Director Agreement with the Company pursuant to which she will receive, annually, a fee of $25,000 in cash and 10,000 restricted shares of the Company’s common stock, which shares shall vest in four equal quarterly installments.  The Board of Directors has determined that Ms. Wang is “independent” as that term is defined under the Nasdaq listing standards.

Ms. Wang, age 43, most recently served as Senior Vice President of Oaktree Capital (Hong Kong) Limited, a U.S. private equity investment fund focused on mid-market opportunities worldwide, and was the head of the Beijing office and responsible for deal sourcing, execution, portfolio monitoring and formulating the fund’s investment strategy in China.  Prior to Oaktree, Wang served as Director of Real Estate Financings of Credit Suisse (Hong Kong) Limited, where she was responsible for execution and origination of debt and equity financings in China real estate sector.  Prior to Credit Suisse, Ms. Wang held various management level positions with Agilent Technologies, a spin-off of Hewlett Packard, where she was responsible for Agilent’s investment in communication and semiconductor industries, as well as for leading due diligence, deal structuring and negotiation of M&A transactions in electronic, communications and life science industries.

Ms. Wang received her Bachelor of Business Administration in Risk Management and Finance from the College of Insurance in New York, and her M.B.A. from Harvard Business School.  Ms. Wang is fluent in English and Mandarin.

Ms. Wang will serve as Chairwoman of the Company’s Audit Committee and as a member of the Company’s Compensation Committee.

Resignation of Directors

On May 23, 2011, Larry Goldman resigned as a member of the Board of Directors of the Company, effective immediately.  The resignation of Mr. Goldman was not in connection with any known disagreement with the Company on any matter.   On May 24, 2011, Denis Slavich resigned as a member of the Board of Directors of the Company, effective immediately.  The resignation of Mr. Slavich was not in connection with any known disagreement with the Company on any matter.

A copy of this report has been provided to each of Messrs Goldman and Slavich, and each has been provided with the opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made in this report, and if not, stating the respects in which he does not agree. Neither Mr. Goldman or Mr. Slavich have delivered any such letter to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Agreement, dated May 25, 2011, between the Company and Yang Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer